UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 12, 2007
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-31249 (Commission File Number)	88-0331369 (IRS Employer Identification No.)
26777 Central Park Blvd., Suite 200 Southfield, Michigan 48076
(Address of principal executive offices)     (Zip Code)
Registrant’s telephone number, including area code: (248) 352-7530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.
Item 8.01 Other Events.
SIGNATURES
Exhibit Index
Amended & Restated By-Laws
Compensation Committe Charter
Nominating & Governance Committee Charter

     Item 5.03 Amendments to Articles of Incorporation or Bylaws.
     The Board of Directors amended the Company’s Bylaws effective June 12, 2007 to provide that: (i) special meetings of stockholders my be called only by the President, the Chairman of the Board, or by the Board of Directors; (ii) shareholder action may not be taken by written consent, but rather must be effected at an annual or special meeting; and (iii) directors may be removed only for cause, and only by the affirmative vote of holders of at least 70% of the voting power of the outstanding shares of the Company. The foregoing provisions of the Company’s Bylaws may not be altered, amended or repealed except by the affirmative vote of at least 70% of the voting power of the outstanding shares of the Company. All other provisions of the Bylaws may be altered, amended or repealed either by the Board of Directors or by affirmative vote of at least 70% of the voting power of the outstanding shares of the Company. The Bylaws were additionally amended to provide that: (i) special meetings of the Board of Directors may be called on 24 hours notice by the Chairman of the Board, the President, or, on written request of any two directors, by the Secretary; (ii) confirmation of the Board’s authority to fix the compensation of directors; (iii) confirmation of the Board’s authority to establish committees of the Board and to provide for nominating and governance and compensation committees in addition to the audit committee; (iv) every proxy is revocable and expires six months after its date, unless it expressly provides otherwise; (v) stockholders must give notice of nominations or other business to be brought before an annual meeting no later than 60 days and no earlier than 90 days prior to the first anniversary of the preceding year’s annual meeting; and (vi) the Company shall indemnify, to the fullest extent permitted by Nevada law and subject to the terms of any contractual agreement, its present and former directors, officers, agents and employees against any claim, action, suit or proceeding, against him or her by reason of being or having been a director, officer, agent or employee, except in cases of gross negligence or willful misconduct. Before these amendments, the Bylaws provided that a simple majority vote of shareholders was sufficient to take action in all respects, allowed for shareholder action by written consent and did not address expiration of proxies. The text of the Bylaws has been rewritten and amended and restated as attached as an exhibit to this Current Report.
     Item 8.01 Other Events.
     On June 12, 2007, the Board of Directors adopted charters for its Compensation Committee and for its Nominating and Governance Committee. The charters are attached as exhibits to this Current Report. The Board established a Nominating and Governance Committee and appointed the following directors to the Committee: Joe Mauriello (Chairman), John Thornton and Russell T. Lund, III. The Board established a Compensation Committee and appointed the following directors to the Committee: Peter Brusca (Chairman), Russell T. Lund, III and Daniel Eisenstadt. Director Daniel Eisenstadt was additionally named to the Audit Committee; no other change was made in the composition of the Audit Committee, which consists of directors John T. Thornton (Chairman), Peter Brusca, Joe Mauriello and Daniel Eisenstadt. Each director appointed to or continuing to serve on a Committee of the Board was determined by the Board to qualify as an independent director within the meaning of the Sarbanes-Oxley Act of 2002, its implementing regulations, the rules of the American Stock Exchange, and the relevant Committee Charter.
     The Board of Directors determined that the Company’s annual meeting of shareholders will take place on September 7, 2007 at 9:00 a.m. EDT at the Company’s offices in Southfield, Michigan. The Board has yet to determine a record date for the annual meeting. While the deadline has passed for shareholders to submit proposals for inclusion in the Company’s proxy statement, proposals for direct presentation at the annual meeting may be submitted until July 11, 2007. Notices of intention to present proposals should be sent to the attention of the Company Secretary at Arcadia Resources, Inc., 26777 Central Park Blvd., Suite 200, Southfield, Michigan 48076.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.
By:	/S/ Lynn Fetterman
Lynn Fetterman
Its:	Interim Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: June 18, 2007

Exhibit Index
     The following Exhibits are filed herewith and made a part hereof:

Exhibit
Number	Description of Exhibit
2.1	Amended and Restated By-Laws

99.1	Compensation Committee Charter

99.2	Nominating and Governance Committee Charter